CERTIFICATE OF REGISTRY

I, **Omar J. Marrero Díaz, Secretary of State** of the Government of Puerto Rico;

CERTIFY: That **DERMAWOUND, INC.**, register number **493691**, is a **Domestic Corporation For Profit** organized under the laws of Puerto Rico on this **8th of September, 2022 at 02:24 PM**.

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, **September 8, 2022.**

Omar J. Marrero Díaz
Secretary of State

2345504 - $150.00

ARTICLES OF INCORPORATION
OF
DERMAWOUND, INC.

ARTICLE I
CORPORATION NAME

The name of the Domestic Corporation is: Dermawound, Inc.

The desired term for the entity name is: Inc.

ARTICLE II
DESIGNATED OFFICE AND REGISTERED AGENT

Its designated office in the Government of Puerto Rico will be located at:

Street Address:	165 Ponce de Leon Avenue, Suite 201, San Juan, PR 00917
Mailing Address:	165 Ponce de Leon Avenue, Suite 201, San Juan, PR 00917
Phone:	509-768-2249

The name, street and mailing address of the Resident Agent in charge of said office is:

Name:	Northwest Registered Agent LLC
Street Address:	165 Ponce de Leon Avenue, Suite 201, San Juan, PR 00917
Mailing Address:	165 Ponce de Leon Avenue, Suite 201, San Juan, PR 00917
Email:	eastern@northwestregisteredagent.com
Phone:	509-768-2249

ARTICLE III
NATURE OF BUSINESS

This is a For Profit entity whose nature of business or purpose is as follows:

Biotech Research and Development

ARTICLE IV
CAPITAL STOCK

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	10,000

Par Value $1.00

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

ARTICLE V
INCORPORATORS

The name, street and mailing address of each incorporator is as follows:

Name:	Noble, Morgan
Street Address:	165 Ponce de Leon Avenue, Suite 201, San Juan PR 00917
Mailing Address:	165 Ponce de Leon Avenue, Suite 201, San Juan PR 00917
Email:	eastern@northwestregisteredagent.com

ARTICLE VI
OFFICERS

If the faculties of the Incorporators will end upon the filing of the Certificate of Incorporation of a Stock Corporation, the names, physical and mailing address of the persons who will act as Officers until the first annual meeting of the members or until their successors replace them are as follows:

Name:	Donati, Joseph
Title:	President, Secretary, Treasurer, Director
Street Address:	840 East West Drive, Murphys, CA 95247
Mailing Address:	840 East West Drive, Murphys, CA 95247
Email:	eastern@northwestregisteredagent.com
Expiration Date:	Indefinite

ARTICLE VII
TERMS OF EXISTENCE

The term of existence of this entity will be:	Perpetual
The date from which the entity will be effective is:	September 8, 2022

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CERTIFICATE OF ADOPTION OF ARTICLES OF INCORPORATION OF DERMAWOUND, INC.

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Dermawound, Inc. (the "Corporation") and that the foregoing Articles of Incorporation, comprising two (2) pages, were adopted as the Articles of Incorporation as of September 8, 2022, by action of the directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal as of the 8th day of September 2022.

Donati

Joseph L. Donati, Secretary

Government of Puerto Rico
Department of State

Transaction Date: 11-Nov-2022
Register No: 493691
Order No: 28127119

Amendment to Articles of Incorporation

493691 - DERMAWOUND, INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Amendment Description

Amend the outstanding shares of Dermawound, Inc. to be 100,000,000 shares of common stock with a par value of $0.0001 each

Supporting Documents

Document	Date Issued
Corporate Resolution	12-Sep-2022

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, Donati, Joseph [Owner] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 11th day of November, 2022.

GOBIERNO DE PUERTO RICO
DEPARTAMENTO DE HACIENDA

Modelo SC 2918
Rev. 14 feb 22

CERTIFICADO DE REGISTRO DE COMERCIANTE

Nombre Localidad:

DERMAWOUND INC
165 AVE PONCE DE LEON
STE 201
SAN JUAN PR 00917

Nombre Legal:

DERMAWOUND INC
165 AVE PONCE DE LEON
STE 201
SAN JUAN PR 00917

1378525-0017

Agente retenedor

Fecha de Emisión:
09-sep-2022

Fecha de Expiración:
30-jun-2024

Tipo de Certificado: Comerciante

Código NAICS:	**Actividad Comercial:**
32562	Fabricación de Preparados de Tocador

Certifico que este comerciante está inscrito en el Registro de Comerciantes del Departamento de Hacienda.

Secretaria Auxiliar
Área de Rentas Internas

Este certificado no es transferible y el mismo deberá exhibirse en todo momento en un lugar visible al público en la localidad indicada.
Para verificar si este certificado es válido, acceda a https://suri.hacienda.pr.gov y presione el enlace "Valide certificados y licencias".

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